UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance-Based Integration Cash Incentive Program

On October 25, 2019, the Compensation Committee approved, and the Board of Directors of Advanced Energy Industries, Inc. (the “Company”) ratified with respect to the Chief Executive Officer, a performance-based cash integration incentive program for select employees and members of management (including named executive officers) that would reward participants should the Company achieve identified synergies, accretion targets and significant milestones related to factory and facility optimization, all with respect to the integration of Artesyn Embedded Technologies, Inc.’s Embedded Power business during the 2020 and 2021 performance period (the “Integration Incentive Program”). The Integration Incentive Program is in addition to other incentive programs and may payout early if targets and milestones are achieved early. Under the Integration Incentive Program, an eligible participant can achieve between 0% and 150% of target with a threshold achievement of 50% of target based on achievement of specific financial and integration goals. The eligible named executive officers under the Integration Incentive Program and their target cash incentive opportunity (shown in parenthesis) are as follows: Yuval Wasserman, President & Chief Executive Officer ($725,000), Paul Oldham, EVP & Chief Financial Officer ($725,000), Neil Brinker, EVP & Chief Operating Officer ($725,000) and Tom McGimpsey, EVP - Integration Manager ($600,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Tom McGimpsey
Date: October 29, 2019	Tom McGimpsey
Executive Vice President – General Counsel, Governmental Affairs, Corporate Secretary & Integration Manager